Exhibit 99.1

Momentus Announces Pricing of $5.0 Million Private Placement Priced At-the-Market Under Nasdaq Rules with a Single Institutional Investor

SAN JOSE, Calif., January 5, 2026, Momentus Inc. (NASDAQ: MNTS) (“Momentus” or the “Company”), a leading U.S. commercial space firm specializing in satellite solutions, in-space transportation, and orbital infrastructure, today announced that it has entered into a securities purchase agreement with an existing single institutional investor for the purchase and sale of 925,926 shares of common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 925,926 shares of common stock at an effective combined price of $5.40 per share and common warrant for aggregate gross proceeds of approximately $5.0 million, before deducting placement agent fees and other offering expenses. The warrants will have an exercise price of $5.40 per share, will be exercisable immediately following receipt of shareholder approval and will expire five years from the initial exercise date.

The Company also has agreed that certain existing October 2025 warrants to purchase up to 418,465 shares of common stock and December 2025 warrants to purchase up to 408,576 shares of common stock both at an exercise price of $13.74 will be amended such that the warrants will have a reduced exercise price of $5.40 per share. The warrant amendment is subject to stockholder approval, and the warrants shall expire five years from the date stockholder approval is obtained. If the Company does not obtain stockholder approval at the first meeting, the Company shall call a meeting every six months thereafter to seek stockholder approval until the earlier of the date stockholder approval is obtained or the warrants are no longer outstanding.

The closing of the offering is expected to occur on or about January 6, 2026, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offering for working capital and general corporate purposes.

A.G.P./Alliance Global Partners is acting as the sole placement agent in connection with the offering.

The offer and sale of the foregoing securities is being made in reliance on an exemption from the registration requirement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, and applicable state securities laws, and the securities have not been and will not initially be registered under the Securities Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of the securities purchase agreement entered into with the investor, the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock and shares of common stock underlying common warrants sold in the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Momentus

Momentus is a U.S. commercial space company offering satellites, satellite components, and in-space transportation and infrastructure services. The Company offers satellites to support government and commercial customers for missions like communications, missile tracking, and cutting-edge science missions. Momentus offers services such as hosted payloads, support for in-space assembly, on-orbit servicing and refueling, and transportation of satellites to specific orbits.

Forward-Looking Statements

This press release contains certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the expected closing of the Offering, the intended use of proceeds and fulfillment of customary closing conditions. Momentus or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on April 1, 2025, as amended on April 9, 2025, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at https://momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Investors: investors@momentus.space

Media: press@momentus.space